EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SURGE GLOBAL ENERGY ANNOUNCES SALE OF RED EARTH ASSETS FOR CDN$20 MILLION

San Diego, CA - June 15, 2007 - Surge Global Energy, Inc. (OTCBB: SRGG) (“Surge” or the “Company”) is pleased to announce that it and its indirect wholly-owned subsidiary, Peace Oil Corp., has entered into a binding letter agreement with Peace Oil’s current joint venture partner, North Peace Energy Corp., to sell all of Peace Oil’s working interest (30%) in certain oil sands leases in the Red Earth Area of north central Alberta, Canada. Total consideration for the sale is CDN$20 million, consisting of CDN$15 million in cash and CDN$5 million in common shares of North Peace (2,272,727 common shares at a deemed price of CDN$2.20 per share). The common shares issued will be subject to a contractual one-year hold period. The acquisition is expected to close on or about June 28, 2007 and no later than September 1, 2007.

The CDN$20 million in North Peace consideration compares to Surge’s CDN$16.620 million acquisition cost of Peace Oil in March 2007 and Surge’s March 31, 2007 Peace Oil book value of US$14.4 million. Upon completion of the asset sale, North Peace will control 100 percent of the parties’ leases in the Red Earth Area. North Peace has indicated via recent press release that it is confident in the commercial potential of the leases in the Red Earth Area and confirmed that plans for a Cyclic Steam Stimulation pilot project are advancing as scheduled, with the first steam cycle expected in late 2008 or early 2009.

About Surge Global Energy, Inc.
Surge Global Energy, Inc. is an early stage oil and gas exploration and production company. Surge seeks to invest and acquire properties in the oil sands regions of Canada. Surge also has an interest in an exploration stage oil and gas project in Argentina and is looking to identify, acquire and develop working interests in other underdeveloped oil and gas projects in socially and politically stable regions. For more information please visit our Investor Center at: www.surgeglobalenergy.com.

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Forward-Looking Statements

Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.

Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and “Risk Factors” in our most recent Annual Report on Form 10-KSB, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Such factors include, but are not limited to, risks and uncertainties relating to the possibility that Surge will not discover bitumen, oil or gas in the quantities the Company currently anticipates. To fund the probable and proven reserve development cost effort, we anticipate raising a significant amount of capital which will result in substantial future dilution to existing shareholders. Other factors besides those listed there could also adversely affect our results.

For further information, please contact:

David Perez
Chief Executive Officer and Chairman of the Board
Surge Global Energy, Inc.
858.704.5018 (Direct)
858.704.5010 (Main)
858.704.5011 (Fax)
david@surgeglobalenergy.com

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